EXHIBIT 99.1
TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 2770
Dallas, Texas 75201
______

TRUSTEES:		ROY THOMAS
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		DAVID M. PETERSON
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	June 30, 2009	June 30, 2008

Rentals, royalties and other income	$3,736,877	$5,243,698

Land sales	523,010	192,000

Total income	$4,259,887	$5,435,698

Provision for income tax	$1,079,902	$1,530,888

Net income	$2,428,849	$3,217,622

Net income per sub-share	$.24	$.31

Average sub-shares outstanding during period	10,092,773	10,432,250

	Six Months Ended

	June 30, 2009	June 30, 2008

Rentals, royalties and other income	$5,602,954	$9,832,185

Land sales	523,010	639,040

Total income	$6,125,964	$10,471,225

Provision for income tax	$1,531,280	$2,779,091

Net income	$3,191,001	$6,148,379

Net income per sub-share	$.32	$.59

Average sub-shares outstanding during period	10,120,410	10,447,546

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters.  We assume no responsibility to update any such forward-looking statements.